Exhibit 99.1
FLEETCOR Reports Third Quarter 2018 Financial Results

PEACHTREE CORNERS, Ga., October 30, 2018 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global provider of commercial payment solutions, today reported financial results for its third quarter of 2018.

“Our third quarter revenues and profits once again finished above our expectations, with adjusted net income per diluted share growth of 23%. We delivered another solid organic revenue growth quarter of 11% overall, driven primarily by strong double digit growth rates in our Corporate Payments, Tolls, and Lodging categories,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “Also we continue to advance our beyond tolls strategy in Brazil by recently signing Estapar, the largest parking facility operator in Brazil, and McDonald’s to provide acceptance at their drive-thru’s. We believe both of these agreements will be supportive of our growth in 2019 and beyond."

Financial Results for Third Quarter of 2018:

GAAP Results

•
Total revenues, including the impact of the new revenue recognition standard ASC 606, increased 7% to $619.6 million in the third quarter of 2018, compared to $577.9 million in the third quarter of 2017.

•
Net income decreased 22% to $157.7 million in the third quarter of 2018, compared to $202.8 million in the third quarter of 2017. Included in the third quarter of 2017 was a net benefit of approximately $65 million from the sale of the Nextraq business, partially offset by changes in our investment arrangement in Masternaut that caused a change in our accounting for the investment to change from the equity method to cost method.

•	Net income per diluted share decreased 21% to $1.71 in the third quarter of 2018, compared to $2.18 per diluted share in the third quarter of 2017, due to the reason discussed above.

On January 1, 2018, the Company adopted FASB ASC Topic 606, "Revenue from Contracts with Customers" ("ASC 606") and related cost capitalization guidance, using the modified retrospective method by recognizing the cumulative effect of initially applying ASC 606 as an adjustment to opening retained earnings at January 1, 2018. As such, the Company is not required to restate comparative financial information prior to the adoption of ASC 606 and, therefore, such information for the three months ended September 30, 2017 continues to be reported under FASB ASC Topic 605, "Revenue Recognition" ("ASC 605"). The adoption of ASC 606 did not materially impact the Company’s financial position. For the three months ended September 30, 2018, the adoption of ASC 606 reduced revenue by $28 million and increased operating income by $1.3 million. The adoption of ASC 606 did not have a material impact on net income or net income per diluted share for the three months ended September 30, 2018.  A comparison of the current presentation under ASC 606 to the prior presentation under ASC 605 is provided below:

(millions)	2018 Reported under ASC 606	2018 Impact of ASC 606	2018 Excluding Impact of Adoption of ASC 606

Revenue	$619.6	$28.0	$647.5
Operating Expense	$338.5	$29.3	$367.8
Operating Income	$281.1	$(1.3)	$279.8

The above table presents the U.S. GAAP financial measures of Revenue, Operating Expense and Operating Income as reported, as well as the impact of the adoption of ASC 606 on these measures for the period presented. The impact of the adoption of ASC 606 on net income and net income per diluted share was not material.

Non-GAAP Results1

•	Revenues under ASC 605 increased 12% to $647.5 million in the third quarter of 2018, compared to $577.9 million in the third quarter of 2017.

•	Adjusted net income[1] increased 22% to $246.6 million in the third quarter of 2018, compared to $202.8 million in the third quarter of 2017.

•	Adjusted net income per diluted share[1] increased 23% to $2.68 in the third quarter of 2018, compared to $2.18 per diluted share in the third quarter of 2017.

Fiscal-Year 2018 Outlook:

“We are raising our full year 2018 guidance to reflect our third quarter results compared to our prior guidance. In the quarter we successfully offset approximately $20 million of unfavorable macro through solid execution across our businesses,” said Eric Dey, chief financial officer, FLEETCOR Technologies, Inc. “We expect the macro in the fourth quarter to be similar to the third quarter and expect to again offset this negative impact, through revenue over achievement in our businesses and expense control.”

For fiscal 2018, FLEETCOR Technologies, Inc. updated financial guidance is as follows:

•	Total revenues including the adoption of ASC 606 to be between $2,390 million and $2,420 million;

•	Net income to be between $695 million and $705 million;

•	Net income per diluted share to be between $7.50 and $7.60;

•	Revenues excluding the impact of ASC 606 to be between $2,495 million and $2,525 million;

•	Adjusted net income to be between $960 million and $970 million; and

•	Adjusted net income per diluted share to be between $10.40 and $10.50.

FLEETCOR’s guidance assumptions for the remainder of 2018 are as follows:

•	Weighted fuel prices equal to $2.95 per gallon average in the U.S. for those businesses sensitive to the movement in the retail price of fuel for the balance of the year;

•	Market spreads equal to the 2017 average;

•	Foreign exchange rates equal to the seven-day average as of October 7, 2018;

•	Interest expense of $140 million;

•	Fully diluted shares outstanding of approximately 93 million shares;

•	An adjusted tax rate of 22% to 24%; and

•	No impact related to acquisitions or material new partnership agreements not already disclosed.

______________________________
1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-3 and 5, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6. A reconciliation of the impact of the adoption of ASC 606 is provided in exhibit 7.

Conference Call

The Company will host a conference call to discuss third quarter 2018 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Eric Dey, chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers (201) 689-8560. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13684086. The replay will be available until Tuesday, November 6, 2018. The call will be webcast live from the Company's investor relations website at http://investor.fleetcor.com. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to macro- economic conditions, expected organic growth rates, impact of the new Tax Act, and estimated impact of these conditions on our operations and financial results, the impact of new asset initiatives, revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new customer arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such customer arrangements or acquired businesses; failure to successfully expand business internationally, risks related to litigation: risks related to the unauthorized access to systems and information; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2017 and FLEETCOR’s quarterly reports on Form 10-Q for the three months ended March 31, 2018 and June 30, 2018. FLEETCOR believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FLEETCOR does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments except as specifically stated in this press release or to the extent required by law.

About Non-GAAP Financial Measures

Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, amortization of the premium recognized on the purchase of receivables, and our proportionate share of amortization of intangible assets at our equity method investment, (c) other non-recurring items, including the impact of the Tax Reform Act, impairment charges, restructuring costs, gains due to disposition of business, loss on extinguishment of debt and the unauthorized access impact. We calculate adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted net income is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe one-time non-recurring gains, losses, and impairment charges do not necessarily reflect how our investments and business are performing. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1. A reconciliation of GAAP to non-GAAP product revenue organic growth calculation is provided in the attached exhibit 5. A reconciliation of GAAP to non-GAAP guidance is provided in the attached exhibit 6. Furthermore, a reconciliation of the impact of the Company’s adoption of the new revenue standard, ASC 606, is provided in exhibit 7, along with its impact on 2018 guidance in exhibit 6.

Management uses adjusted net income:

•	as measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted net income and adjusted net income per diluted share are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FLEETCOR

FLEETCOR Technologies (NYSE: FLT) is a leading global provider of commercial payment solutions. The Company helps businesses of all sizes better control, simplify and secure payment of their fuel, toll, lodging and other general payables. With its proprietary payment acceptance networks, FLEETCOR provides affiliated merchants with incremental sales and loyalty. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Australasia. For more information, please visit www.FLEETCOR.com.

Contact
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018¹	2017	2018¹	2017
Revenues, net	$619,586	$577,877	$1,790,070	$1,639,547
Expenses:
Merchant commissions	—	27,687	—	82,690
Processing	128,400	111,283	356,086	316,429
Selling	44,806	45,060	135,926	122,854
General and administrative	98,023	92,054	284,718	275,095
Depreciation and amortization	67,267	69,156	207,379	198,731
Operating income	281,090	232,637	805,961	643,748
Investment loss	7,147	47,766	7,147	52,497
Other expense (income), net	303	(175,271)	465	(173,626)
Interest expense, net	36,072	29,344	100,287	76,322
Loss on extinguishment of debt	—	3,296	—	3,296
Total other expense (income)	43,522	(94,865)	107,899	(41,511)
Income before income taxes	237,568	327,502	698,062	685,259
Provision for income taxes	79,874	124,679	188,579	227,756
Net income	$157,694	$202,823	$509,483	$457,503
Basic earnings per share	$1.78	$2.23	$5.72	$4.99
Diluted earnings per share	$1.71	$2.18	$5.50	$4.87
Weighted average shares outstanding:
Basic shares	88,456	90,751	89,126	91,619
Diluted shares	92,081	93,001	92,671	93,923

[1]Reflects the impact of the Company's adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASC 606") and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effective of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606. See exhibit 7 for a reconciliation of the impact of adoption of ASC 606.

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	September 30, 2018[1]	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$924,442	$913,595
Restricted cash	264,108	217,275
Accounts and other receivables (less allowance for doubtful accounts of $55,022 at September 30, 2018 and $46,031 at December 31, 2017, respectively)	1,811,339	1,420,011
Securitized accounts receivable — restricted for securitization investors	931,000	811,000
Prepaid expenses and other current assets	202,102	187,820
Total current assets	4,132,991	3,549,701
Property and equipment, net	184,979	180,057
Goodwill	4,517,348	4,715,823
Other intangibles, net	2,438,627	2,724,957
Investments	33,032	32,859
Other assets	143,913	114,962
Total assets	$11,450,890	$11,318,359
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,616,949	$1,437,314
Accrued expenses	252,069	238,472
Customer deposits	825,371	732,171
Securitization facility	931,000	811,000
Current portion of notes payable and lines of credit	768,548	805,512
Other current liabilities	90,531	71,033
Total current liabilities	4,484,468	4,095,502
Notes payable and other obligations, less current portion	2,773,378	2,902,104
Deferred income taxes	506,310	518,912
Other noncurrent liabilities	124,486	125,319
Total noncurrent liabilities	3,404,174	3,546,335
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized; 122,823,669 shares issued and 88,648,486 shares outstanding at September 30, 2018; and 122,083,059 shares issued and 89,803,982 shares outstanding at December 31, 2017	123	122
Additional paid-in capital	2,316,753	2,214,224
Retained earnings	3,515,657	2,958,921
Accumulated other comprehensive loss	(944,746)	(551,857)
Less treasury stock, 34,175,183 shares at September 30, 2018 and 32,279,077 shares at December 31, 2017	(1,325,539)	(944,888)
Total stockholders’ equity	3,562,248	3,676,522
Total liabilities and stockholders’ equity	$11,450,890	$11,318,359

[1] Reflects the impact of the Company's adoption of ASC 606 and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effective of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606. See exhibit 7 for a reconciliation of the impact of adoption of ASC 606.

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2018¹	2017¹
Operating activities
Net income	$509,483	$457,503
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	38,174	35,096
Stock-based compensation	54,207	68,897
Provision for losses on accounts receivable	43,520	35,949
Amortization of deferred financing costs and discounts	4,035	5,411
Amortization of intangible assets	165,002	158,897
Amortization of premium on receivables	4,202	4,738
Loss on extinguishment of debt	—	3,296
Deferred income taxes	(6,334)	(38,092)
Investment loss	7,147	52,497
Gain on disposition of business	—	(174,984)
Other non-cash operating income	(140)	(49)
Changes in operating assets and liabilities (net of acquisitions):
Accounts and other receivables	(640,859)	(440,011)
Prepaid expenses and other current assets	(19,618)	(86,648)
Other assets	(19,922)	(15,378)
Accounts payable, accrued expenses and customer deposits	416,483	364,473
Net cash provided by operating activities	555,380	431,595
Investing activities
Acquisitions, net of cash acquired	(3,799)	(602,298)
Purchases of property and equipment	(56,312)	(49,459)
Proceeds from disposal of a business	—	316,501
Other	(11,192)	(6,327)
Net cash used in investing activities	(71,303)	(341,583)
Financing activities
Proceeds from issuance of common stock	48,322	20,192
Repurchase of common stock	(380,651)	(402,392)
Borrowings on securitization facility, net	120,000	203,000
Deferred financing costs paid and debt discount	(166)	(11,230)
Proceeds from notes payable	—	780,656
Principal payments on notes payable	(103,500)	(388,656)
Borrowings from revolver	834,019	845,000
Payments on revolver	(897,861)	(804,808)
Borrowings on swing line of credit, net	23,735	7,800
Other	(230)	537
Net cash (used in) provided by financing activities	(356,332)	250,099
Effect of foreign currency exchange rates on cash	(70,065)	34,390
Net increase in cash and cash equivalents and restricted cash	57,680	374,501
Cash and cash equivalents and restricted cash, beginning of period	1,130,870	643,770
Cash and cash equivalents and restricted cash, end of period	$1,188,550	$1,018,271
Supplemental cash flow information
Cash paid for interest	$113,785	$79,144
Cash paid for income taxes	$162,563	$257,349

[1] Reflects the impact of the Company's adoption of Accounting Standards Update 2016-18, Statement of Cash Flows (Topic 230), which was adopted by the Company on January 1, 2018 and applied retrospectively to results for 2017. The adoption of Topic 230 resulted in the statement of cash flows presenting the changes in the total of cash, cash equivalents and restricted cash. As a result, the Company will no longer present transfers between cash and cash equivalents and restricted cash in the statement of cash flows.

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)
The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$157,694	$202,823	$509,483	$457,503

Stock based compensation	20,702	24,654	54,207	68,897
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	55,482	60,229	173,239	177,387
Impairment of investment	7,147	44,600	7,147	44,600
Net gain on disposition of business	—	(109,205)	—	(109,205)
Loss on extinguishment of debt	—	3,296	—	3,296
Non recurring loss due to merger of entities	—	2,028	—	2,028
Restructuring costs	481	—	3,917	—
Unauthorized access impact	322	—	2,065	—
Total pre-tax adjustments	84,134	25,602	240,575	187,003
Income tax impact of pre-tax adjustments at the effective tax rate[1]	(17,977)	(25,656)	(54,904)	(69,711)
Impact of tax reform	22,731	—	22,731	—
Adjusted net income	$246,582	$202,769	$717,885	$574,795
Adjusted net income per diluted share	$2.68	$2.18	$7.75	$6.12
Diluted shares	92,081	93,001	92,671	93,923

[1] Excludes the results of the Company's investments on our effective tax rate, as results from our investments are reported within the consolidated statements of income on a post-tax basis and no tax-over-book outside basis differences related to our investments reversed during 2017. Excludes impact of tax reform adjustments during the period included in our effective tax rate. Also excludes the net gain realized upon our disposition of Nextraq, representing a pretax gain of $175.0 million and tax on gain of $65.8 million. The tax on the gain is included in "Net gain on disposition of business".

Exhibit 2
Transaction Volume and Revenues Per Transaction by Segment and by Product Category, on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per transaction)
(Unaudited)

The following table presents revenue and revenue per transaction, by segment.
	As Reported				As Reported and Pro Forma for Impact of Adoption of ASC 606
	Three Months Ended September 30,				Three Months Ended September 30,
	2018¹	2017	Change	% Change	2018¹	2017¹	Change	% Change
NORTH AMERICA
'- Transactions	380.8	398.4	(17.6)	(4)%	380.8	398.4	(17.6)	(4)%
'- Revenues, net per transaction	$1.08	$0.92	$0.16	17%	$1.08	$0.86	$0.22	26%
'- Revenues, net	$412.8	$368.0	$44.8	12%	$412.8	$343.9	$68.9	20%
INTERNATIONAL
'- Transactions[2]	277.8	275.9	1.9	1%	277.8	275.9	1.9	1%
'- Revenues, net per transaction	$0.74	$0.76	$(0.02)	(2)%	$0.74	$0.74	$—	—%
'- Revenues, net	$206.8	$209.9	$(3.1)	(1)%	$206.8	$205.0	$1.8	1%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions	658.6	674.3	(15.7)	(2)%	658.6	674.3	(15.7)	(2)%
'- Revenues, net per transaction	$0.94	$0.86	$0.08	10%	$0.94	$0.81	$0.13	16%
'- Revenues, net	$619.6	$577.9	$41.7	7%	$619.6	$548.9	$70.7	13%

The following table presents revenue and revenue per transaction, by product category.
	As Reported				Pro Forma and Macro Adjusted[4]
	Three Months Ended September 30,				Three Months Ended September 30,
	2018¹	2017	Change	% Change	2018¹	2017¹	Change	% Change
FUEL[5]
'- Transactions	122.9	119.3	3.6	3%	122.9	121.1	1.9	2%
'- Revenues, net per transaction	$2.25	$2.32	$(0.07)	(3)%	$2.15	$2.07	$0.08	4%
'- Revenues, net	$276.0	$276.2	$(0.3)	—%	$263.8	$250.5	$13.3	5%
CORPORATE PAYMENTS
'- Transactions	13.1	10.9	2.2	20%	13.1	11.1	2.0	18%
'- Revenues, net per transaction	$8.05	$6.63	$1.42	21%	$8.10	$7.52	$0.59	8%
'- Revenues, net	$105.5	$72.2	$33.3	46%	$106.2	$83.2	$23.0	28%
TOLLS
'- Transactions[2]	221.9	226.1	(4.2)	(2)%	221.9	226.1	(4.2)	(2)%
'- Revenues, net per transaction	$0.35	$0.37	$(0.02)	(4)%	$0.44	$0.37	$0.07	19%
'- Revenues, net	$77.8	$82.9	$(5.2)	(6)%	$97.0	$82.9	$14.1	17%
LODGING
'- Transactions	4.5	4.1	0.4	11%	4.5	4.6	(0.1)	(3)%
'- Revenues, net per transaction	$10.64	$8.14	$2.49	31%	$10.64	$8.53	$2.10	25%
'- Revenues, net	$48.0	$33.2	$14.8	45%	$48.0	$39.6	$8.4	21%
GIFT
'- Transactions	277.6	294.1	(16.5)	(6)%	277.6	294.1	(16.5)	(6)%
'- Revenues, net per transaction	$0.20	$0.19	$0.02	10%	$0.20	$0.19	$0.02	10%
'- Revenues, net	$56.7	$54.8	$1.9	4%	$56.7	$54.8	$1.9	4%
OTHER[3,5]
'- Transactions	18.6	19.7	(1.2)	(6)%	18.6	19.7	(1.1)	(6)%
'- Revenues, net per transaction	$3.00	$2.97	$0.03	1%	$3.13	$2.84	$0.29	10%
'- Revenues, net	$55.7	$58.5	$(2.9)	(5)%	$58.1	$55.8	$2.3	4%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions	658.6	674.3	(15.7)	(2)%	658.6	676.7	(18.1)	(3)%
'- Revenues, net per transaction	$0.94	$0.86	$0.08	10%	$0.96	$0.84	$0.12	14%
'- Revenues, net	$619.6	$577.9	$41.7	7%	629.8	$566.8	$63.0	11%

[1]  Reflects the impact of the Company's adoption of ASC 606 and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effective of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606. For purposes of comparability, 2017 revenue has been recast in this exhibit and is reconciled to GAAP in Exhibit 5, which includes certain estimates and assumptions made by the Company for the impact of ASC 606 on 2017 revenues, as the Company did not apply a full retrospective adoption.

[2] Reflects adjustments from previously disclosed amounts for the prior period to conform to current presentation.
[3] Other includes telematics, maintenance, food, and transportation related businesses.
[4] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by product, non gaap measures, to the gaap equivalent.
[5] Fuel Cards product category further refined to Fuel, to reflect different ways that fuel is paid for by our customers and as a result, reflects immaterial reclassifications from previously disclosed amounts for the prior period.

 Exhibit 3
Revenues by Geography, Product and Source
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended September 30,				Nine Months Ended September 30,
	2018¹	%	2017	%	2018¹	%	2017	%
US	$391	63%	$358	62%	$1,082	60%	$1,031	63%
Brazil	92	15%	101	17%	296	17%	287	17%
UK	63	10%	61	11%	192	11%	174	11%
Other	73	12%	58	10%	220	12%	148	9%
Consolidated Revenues, net	$620	100%	$578	100%	$1,790	100%	$1,640	100%
     *Columns may not calculate due to rounding.

Revenue by Product Category*	Three Months Ended September 30,				Nine Months Ended September 30,
	2018¹	%	2017	%	2018¹	%	2017	%
Fuel	$276	45%	$276	48%	$805	45%	$815	50%
Corporate Payments	105	17%	72	12%	300	17%	150	9%
Tolls	78	13%	83	14%	250	14%	236	14%
Lodging	48	8%	33	6%	132	7%	86	5%
Gift	57	9%	55	9%	139	8%	144	9%
Other	56	9%	59	10%	164	9%	209	13%
Consolidated Revenues, net	$620	100%	$578	100%	$1,790	100%	$1,640	100%
*Columns may not calculate due to rounding.

Major Sources of Revenue*	Three Months Ended September 30,				Nine Months Ended September 30,
	2018¹	%	2017	%	2018¹	%	2017	%
Processing and Program Revenue[2]	$322	52%	$288	50%	$932	52%	$781	48%
Late Fees and Finance Charges[3]	38	6%	34	6%	109	6%	105	6%
Miscellaneous Fees[4]	39	6%	32	5%	113	6%	97	6%
Discount Revenue (Fuel)[5]	87	14%	77	13%	257	14%	223	14%
Discount Revenue (NonFuel)[6]	51	8%	45	8%	139	8%	130	8%
Tied to Fuel-Price Spreads[7]	31	5%	53	9%	86	5%	165	10%
Merchant Program Revenue[8]	53	9%	49	8%	154	9%	139	8%
Consolidated Revenues, net	$620	100%	$578	100%	$1,790	100%	$1,640	100%

[1]  Reflects the impact of the Company's adoption of ASC 606 and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effective of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606. See exhibit 7 for a reconciliation of the impact of adoption of ASC 606.

[2] Includes revenue from customers based on accounts, cards, devices, transactions, load amounts and/or purchase amounts, etc. for participation in our various fleet and workforce related programs; as well as, revenue from partners (e.g., major retailers, leasing companies, oil companies, petroleum marketers, etc.) for processing and network management services. Primarily represents revenue from North American trucking, lodging, prepaid benefits, telematics, gift cards and toll related businesses.

[3] Fees for late payment and interest charges for carrying a balance charged to a customer.
[4] Non-standard fees charged to customers based on customer behavior or optional participation, primarily including high credit risk surcharges, over credit limit charges, minimum processing fees, printing and mailing fees, environmental fees, etc.

[5] Interchange revenue directly influenced by the absolute price of fuel and other interchange related to fuel products.
[6]Interchange revenue related to nonfuel products.
[7] Revenue derived from the difference between the price charged to a fleet customer for a transaction and the price paid to the merchant for the same transaction.
[8] Revenue derived primarily from the sale of equipment, software and related maintenance to merchants.
* We may not be able to precisely calculate revenue by source, as certain estimates were made in these allocations. Columns may not calculate due to rounding.

Exhibit 4
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018¹	2017[2]	2018¹	2017[2]
Revenues, net:
North America	$412,816	$368,006	$1,148,034	$1,040,949
International	206,770	209,871	642,036	598,598
	$619,586	$577,877	$1,790,070	$1,639,547
Operating income:
North America	$177,769	$138,480	$495,095	$394,378
International	103,321	94,157	310,866	249,370
	$281,090	$232,637	$805,961	$643,748
Depreciation and amortization:
North America	$39,049	$38,399	$116,041	$104,960
International	28,218	30,757	91,338	93,771
	$67,267	$69,156	$207,379	$198,731
Capital expenditures:
North America	$12,604	$9,167	$32,700	$30,901
International	9,094	7,692	23,612	18,558
	$21,698	$16,859	$56,312	$49,459

[1]Reflects the impact of the Company's adoption of ASC 606 and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effective of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606. See exhibit 7 for a reconciliation of the impact of adoption of ASC 606.

[2]The results from our Cambridge business acquired in the third quarter of 2017 are reported in our North America segment. As we have concluded that this business is part of our North America segment, the results for this business have been recast into our North America segment for the three and nine month periods ended September 30, 2017.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Transactions by Product to GAAP
(In millions)
(Unaudited)

	Revenue		Transactions
	Three Months Ended September 30,		Three Months Ended September 30,
	2018*	2017*	2018*	2017*
FUEL
Pro forma and macro adjusted	$263.8	$250.5	122.9	121.1
Impact of acquisitions/dispositions	—	(2.3)	—	(1.8)
Impact of fuel prices/spread	16.8	—	—	—
Impact of foreign exchange rates	(4.6)	—	—	—
Impact of adoption of ASC 606	—	28.0	—	—
As reported	$276.0	$276.2	122.9	119.3
CORPORATE PAYMENTS
Pro forma and macro adjusted	$106.2	$83.2	13.1	11.1
Impact of acquisitions/dispositions	—	(11.5)	—	(0.2)
Impact of fuel prices/spread	0.2	—	—	—
Impact of foreign exchange rates	(0.9)	—	—	—
Impact of adoption of ASC 606	—	0.5	—	—
As reported	$105.5	$72.2	13.1	10.9
TOLLS
Pro forma and macro adjusted	$97.0	$82.9	221.9	226.1
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(19.2)	—	—	—
Impact of adoption of ASC 606	—	—	—	—
As reported	$77.8	$82.9	221.9	226.1
LODGING
Pro forma and macro adjusted	$48.0	$39.6	4.5	4.6
Impact of acquisitions/dispositions	—	(6.4)	—	(0.5)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
Impact of adoption of ASC 606	—	—	—	—
As reported	$48.0	$33.2	4.5	4.1
GIFT
Pro forma and macro adjusted	$56.7	$54.8	277.6	294.1
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
Impact of adoption of ASC 606	—	—	—	—
As reported	$56.7	$54.8	277.6	294.1
OTHER[1]
Pro forma and macro adjusted	$58.1	$55.8	18.6	19.7
Impact of acquisitions/dispositions	—	2.2	—	0.1
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(2.4)	—	—	—
Impact of adoption of ASC 606	—	0.5	—	—
As reported	$55.7	$58.5	18.6	19.7

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$629.8	$566.8	658.6	676.7
Impact of acquisitions/dispositions	—	(18.0)	—	(2.4)
Impact of fuel prices/spread	17.0	—	—	—
Impact of foreign exchange rates	(27.2)	—	—	—
Impact of adoption of ASC 606	—	29.0	—	—
As reported	$619.6	$577.9	658.6	674.3

* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, and transportation related businesses.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles 2018 financial guidance for revenues, net to revenues prior to the adoption of ASC 606 and net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	2018 GUIDANCE
	Low*	High*
Revenues, net	$2,390	$2,420
Impact of adoption of ASC 606	105	105
Revenues, net prior to adoption of ASC 606	$2,495	$2,525

Net income	$695	$705
Net income per diluted share	$7.50	$7.60

Stock based compensation	74	74
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	228	228
Impairment of investment	7	7
Restructuring costs	4	4
Unauthorized access impact	2	2
Total pre-tax adjustments	315	315
Income tax impact of pre-tax adjustments at the effective tax rate	(72)	(72)
Impact of tax reform	23	23
Adjusted net income	$960	$970
Adjusted net income per diluted share	$10.40	$10.50

Diluted shares	93	93

* Columns may not calculate due to rounding.

Exhibit 7
Reconciliation of Impact of Adoption of ASC 606 to the Consolidated Statement of Income
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2018 As Reported[1]	Impact of ASC 606	2018 Prior to Adoption
Revenues, net	$619,586	$27,958	$647,544
Expenses:
Merchant commissions	—	30,909	30,909
Processing	128,400	(2,498)	125,902
Selling	44,806	875	45,681
General and administrative	98,023	—	98,023
Depreciation and amortization	67,267	—	67,267
Operating income	281,090	(1,328)	279,762
Total other expense	43,522	—	43,522
Income before income taxes	237,568	(1,328)	236,240
Provision for income taxes	79,874	(498)	79,376
Net income	$157,694	$(830)	$156,864

[1]Reflects the impact of the Company's adoption of ASC 606 and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effective of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606.